Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2008, relating to the consolidated financial statements and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ramtron International Corporation for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Ehrhardt Keefe Steiner & Hottman PC
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Ehrhardt Keefe Steiner & Hottman PC

Denver, CO
June 2, 2008
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